SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 9, 1998

                            PEASE OIL AND GAS COMPANY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       0-6580             87-0285520
 ---------------------------     -------------------    ------------------
(State or other jurisdiction    (Commission File No.)  (I.R.S. Employer
 of incorporation)                                      Identification No.)



751 Horizon Court, Suite 203, Grand Junction, Colorado           81506-8718
------------------------------------------------------           ----------
     (Address of principal executive offices)                    (Zip Code)


Registrant telephone number including area code:  (970) 245-5917




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Item 5.  OTHER MATERIAL EVENTS.

     On September 9, 1998, the Registrant engaged San Jacinto Securities, Inc., a member firm of the National Association of Securities Dealers, Inc., in
Dallas, Texas ("SJS"), to assist the Registrant in pursuing strategic alternatives to enhance shareholder value. In the agreement, SJS was engaged to assist the Registrant to identify one or more other companies or entities with appropriate corporate objectives, financial condition and an interest in entering into an acquisition transaction with the Registrant and to provide other related services in connection with any transaction to which the Registrant may become a party.

     Registrant agreed to pay a nonrefundable initial financial advisory fee of $150,000 which shall be credited against the amount of any transaction fee which may be earned. In the event the Registrant enters into a transaction with any entity identified by SJS, SJS shall be entitled at closing to a transaction fee equal to 3.5% of the total value of the transaction, less the amount of the initial advisory fee.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

         Exhibit 10.1 Letter Agreement, signed September 9, 1998 between Pease Oil and Gas Company and San Jacinto Securities, Inc.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 1998

                                           PEASE OIL AND GAS COMPANY


                                            By /s/ Willard H. Pease, Jr.
                                               ---------------------------------
                                               Willard H. Pease, Jr., President





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                                  EXHIBIT INDEX

Exhibit          Description                                            Page No.
-------          -----------                                            -------
10.1             Letter Agreement,  signed September 9, 1998 between
                 Pease Oil and Gas Company and San Jacinto Securities,
                 Inc. as of March 3, 1998.                                 5







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